Exhibit 99.1

June 29, 2020

To:Special Committee

Kirk Krist, Chairman of the Special Committee

Greg Renwick

Charles Campise

cc:Tabitha Bailey, General Counsel

Gentlemen:

The undersigned (the “Preferred Shareholder Group”) collectively represent approximately eighty percent (80%) of the outstanding 12% Series A Convertible Redeemable Preferred Shares (“Series A Preferred Shares”) of TransAtlantic Petroleum Ltd. (the “Company”).  The Preferred Shareholder Group is pleased to submit this letter of intent (this “Letter of Intent”), for a proposed transaction whereby a subsidiary of a new entity to be formed by the Preferred Shareholder Group (“Buyer”), would acquire one hundred percent (100%) of the outstanding common shares of the Company.

The following are the terms of the proposed transaction:

1.General.  This Letter of Intent, including the attached term sheet (the “Term Sheet”), sets forth the general terms of the proposed acquisition (the “Acquisition”) by Buyer of all of the outstanding common equity securities of the Company. The definitive structure of the Acquisition would be determined by the parties after consultation with their respective tax, regulatory, legal and business advisors and the terms of the Transaction Documents (defined below) would be mutually acceptable to the Preferred Shareholder Group and the Company.

2.Non-Binding.Neither this Letter of Intent nor the Term Sheet is intended to be binding on the Preferred Shareholder Group, Buyer or the Company, except for the respective obligations of the parties in paragraphs 3 through 13 of this Letter of Intent (the “Binding Provisions”), and will be superseded in their entirety upon the execution of mutually agreed upon definitive transaction documents (the “Transaction Documents”), which such Transaction Documents shall require mutual agreement on definitive documentation with respect to the working capital loan to be provided by the Preferred Shareholder Group.  Until the Transaction Documents are executed, no party hereto shall be under any legal obligation (except as expressly set forth in the Binding Provisions) with respect to the Acquisition, including that no party shall be under any obligation to continue discussions or negotiations about, to enter into any definitive written agreement for, or to consummate the Acquisition or any other transaction by virtue of this Letter of Intent, the Term Sheet or any other written or oral expression with respect thereto. All obligations or commitments to proceed with the Acquisition shall be contained only in the Transaction Documents.

3.Due Diligence.   Following execution of this Letter of Intent, until the earlier to occur of the Termination Date (defined below) and execution of the Transaction Documents, the Company will give Buyer and its representatives and advisors (including its investors and financing sources and their respective representatives and advisors) access during normal business hours, upon reasonable advance notice and in a manner to be reasonably agreed upon to: (i) the Company’s and its subsidiaries’ facilities; (ii) the key management personnel of Company; and (iii) all accounting, financial and other records applicable to the Company and its subsidiaries, and the Company will furnish Buyer all such information with respect to the business and affairs of the Company and its subsidiaries as Buyer may reasonably request; provided, that such access does not (x) unreasonably disrupt the normal business operations of the Company, or (y) result in any waiver of any attorney-client privilege in the Company’s sole discretion.

4.Termination.  This Letter of Intent will automatically terminate and be of no further force or effect upon the earlier of (such date and time, the “Termination Date”): (i) 5:00 PM Central Standard Time on July 31, 2020, (ii) the execution of the Transaction Documents, (iii) the mutual written agreement of the Preferred Shareholder Group and the Company and (iv) the decision by the Preferred Shareholder Group to terminate, at its sole discretion, this Letter of Intent and the negotiations relating thereto.

5.Publicity.  Any and all announcements and publicity releases which relate to the acquisition contemplated hereby shall be subject to the parties’ mutual approval, unless otherwise required of the Company by law, rule or regulation (including pursuant to the federal and state securities laws and the marketplace rules of the Toronto Stock Exchange (the “TSX”) and NYSE American stock exchange (the “NYSE American”)), in which event the Company shall, to the extent permitted by applicable law, rules and regulations (including federal and state securities laws and the marketplace rules of the TSX and NYSE American), give the Preferred Shareholder Group reasonable prior notice and consider in good faith the comments of the Preferred Shareholder Group to such announcement or release.

6.Expenses. Other than as contemplated by paragraph 7 of this Letter of Intent and the provisions of the Term Sheet, each party shall bear its own expenses in connection with the negotiation of this Letter of Intent and the transactions contemplated hereby.

7.Required Approvals.  If the Preferred Shareholder Group and the Company mutually agree to seek governmental or regulatory approval of the Acquisition prior to the execution of Transaction Documents, the parties agree to cooperate with each other and use commercially reasonable efforts to obtain such approvals.  Any filing fees required to be paid in connection with obtaining such governmental or regulatory approvals shall be paid 100% by the Preferred Shareholder Group, it being understood that costs associated with mailing, accountants, attorneys, and filing fees associated with any proxy statement, Form 10-K and Form 10-Q filings are not considered “filing fees required to be paid in connection with obtaining such governmental or regulatory approvals.”

8.Equitable Relief. It is understood and agreed that money damages may not be a sufficient remedy for any breach of the Binding Provisions by any party hereto and that the parties will be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies will not be deemed to be the exclusive remedies for a breach by a party of the Binding Provisions, but will be in addition to all other remedies available at law or in equity to the non-breaching party.

9.Modification and Amendment.  This Letter of Intent or any of the provisions herein may be modified or waived only by a separate writing signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. If any term, provision, covenant or restriction of this Letter of Intent is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Letter of Intent shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

10.  Non-Participant Preferred Shareholders.  The Preferred Shareholder Group has extended an invitation to the holders of the remaining approximately twenty percent (20%) of the outstanding Series A Preferred Shares of the Company (the “Non-Participant Preferred Shareholders”) to participate in the Acquisition in an amount equal to their pro rata percentage of total outstanding Series A Preferred Shares of the Company, and is currently in discussions with the Non-Participant Preferred Shareholders regarding same.  If a Non-Participant Preferred Shareholder elects to the participate in the Acquisition, such participation will be on the same terms as the Preferred Shareholder Group, and Company will consent to such participation, subject to such Non-Participant Preferred Shareholder’s agreement to be bound by the Binding Provisions.

11.Governing Law.   This Letter of Intent shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. All actions, disputes and litigation arising out of or related to this Letter of Intent, including matters connected with its performance, are subject to the exclusive jurisdiction of the federal and state courts of the State of Texas located in Dallas, Texas. Each party hereby irrevocably submits to the personal jurisdiction of such courts and irrevocably waives all objections to such venue, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, dispute or litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER OF INTENT OR THE ACTIONS OF ANY PARTY TO THIS LETTER OF INTENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS LETTER OF INTENT.

12.Confidentiality.  Unless otherwise required of the Company by law, rule or regulation (including pursuant to the federal and state securities laws and the marketplace rules of the TSX and NYSE American), none of the Company, Buyer, any member of the Preferred Shareholder Group or any of their respective representatives shall disclose the contents of this Letter of Intent or the status of negotiations, except to their respective representatives, financing sources, consultants, attorneys, accountants, employees and agents, in each case, engaged by them in connection with the Acquisition and subject to this or a similar confidentiality obligation, unless the other parties consent to such disclosure; provided, that any such consent required to be provided by the Company would only be provided by the Company’s Board of Directors, acting through the Special Committee.

13.Counterparts.   This Letter of Intent may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

If the foregoing is acceptable to you, kindly acknowledge your agreement by executing this Letter of Intent.

[signature page follows]

Sincerely,

THE PREFERRED SHAREHOLDER GROUP LONGFELLOW ENERGY, LP

By:	Deut 8, LLC,
its general partner

By:	/s/ N. Malone Mitchell, 3rd
Name:	N. Malone Mitchell, 3rd
Title:	Manager

DALEA PARTNERS, LP
By:	Dalea Management, LLC,
its general partner

By:	/s/ N. Malone Mitchell, 3rd
Name:	N. Malone Mitchell, 3rd
Title:	Manager

ALEXANDRIA NICOLE MITCHELL TRUST 2005

By:	/s/ Barbara A. Pope
Name:	Barbara A. Pope
Title:	Trustee

ELIZABETH LEE MITCHELL TRUST 2005

By:	/s/ Barbara A. Pope
Name:	Barbara A. Pope
Title:	Trustee

16803 DALLAS PARKWAY  |  ADDISON, TX 75001  |  P.O. BOX 1989  | 972.590.9900

NOAH MALONE MITCHELL TRUST 2005

By:	/s/ Barbara A. Pope
Name:	Barbara A. Pope
Title:	Trustee

STEVENSON BRIGGS MITCHELL

By:	/s/ Stevenson Briggs Mitchell
Name:	Stevenson Briggs Mitchell

ACCEPTED AND AGREED: TRANSATLANTIC PETROLEUM LTD.

By:	/s/ K. Kirk Krist
Title:	Chairman of the Special Committee

16803 DALLAS PARKWAY  |  ADDISON, TX 75001  |  P.O. BOX 1989  | 972.590.9900

TERM SHEET

TERMS PROPOSED FOR THE ACQUISITION

OF

TRANSATLANTIC PETROLEUM LTD.

This Term Sheet summarizes the proposed principal terms of the contemplated Acquisition. Except as specifically set forth in the Letter of Intent to which this Term Sheet is attached, neither the Letter of Intent nor this Term Sheet will constitute a legally binding obligation, and no legally binding obligation will exist until the execution and delivery of definitive Transaction Documents, regardless of any draft agreement or oral understanding between the parties, and there will be no obligation whatsoever based upon principles of parole evidence, extended negotiations, “handshakes,” oral understandings, e-mail communications, or courses of conduct (including reliance and changes of position).  Capitalized terms used in this Term Sheet and not otherwise defined are defined as set forth in the Letter of Intent.

Company:	Transatlantic Petroleum Ltd., a Bermuda corporation
Buyer and Guarantee:

A wholly-owned subsidiary (“Buyer”) of an entity to be formed by the Preferred Shareholder Group.  A creditworthy counterparty reasonably acceptable to the Company shall guarantee the payment and performance obligations of Buyer.

Non-Participant Preferred Shareholders:

The Preferred Shareholder Group has extended an invitation to the Non-Participant Preferred Shareholders to participate in the Acquisition in an amount equal to their pro rata percentage of total outstanding Series A Preferred Shares of the Company and is currently in discussions with the Non-Participant Preferred Shareholders regarding same.  If a Non-Participant Preferred Shareholder elects to the participate in the Acquisition, such Non-Participant Preferred Shareholder shall become part of the Preferred Shareholder Group and shall participate in the Acquisition on the same terms as the Preferred Shareholder Group, and the Company will consent to such participation, subject to such Non-Participant Preferred Shareholder’s agreement to be bound by the Binding Provisions described in the Letter of Intent to which this Term Sheet is attached.  It will be a condition to the Company’s entry into the Transaction Documents that all Non-Participating Preferred Shareholders shall have irrevocably waived their rights to dissent under the Company’s Bye-Laws and applicable law.

Purchase Price:

Buyer would purchase, at a fixed purchase price of $0.13 per common share (the “Purchase Price”), 100% of the Company’s outstanding common shares that are not owned by members of the Preferred Shareholder Group.

Form of Consideration:	The Purchase Price would be paid in full, in cash at closing. No portion of the Purchase Price would be subject to an earnout, holdback or escrow.
Structure of Acquisition:

It is anticipated that a subsidiary of Buyer and the Company will enter into a merger agreement; provided, however, the definitive form of the Acquisition, including its structure as a merger, will be determined by mutual agreement of the parties in consultation with both parties’ tax, regulatory, legal and business advisors.

Representations and Warranties; No Indemnification:

The parties would agree to limited representations and warranties taking into account the knowledge and familiarity with the Company attributable to the officer and director roles and responsibilities of certain members of the Preferred Shareholder Group.  The representations and warranties and pre-closing covenants would not survive the closing, and the Transaction Documents would not contain any indemnification provisions.

Closing Date:

The closing of the Acquisition (the “Closing”) would occur no later than 180 days after execution of the Transaction Documents; provided, that either the Company or Buyer may extend the Closing for up to an additional 120 days if necessary for regulatory approval purposes.

Interim Operating Covenants:

During the period commencing on the date of execution of the Transaction Documents and ending on the earlier to occur of (x) termination of the Transaction Documents in accordance with their terms, and (y) the Closing:

(i)  the Company would continue to operate in its normal business course, consistent with past practices, until the Closing; and

(ii) the Company would provide Buyer with monthly financial statements through the Closing.

Conditions to Closing:

The Acquisition would be conditioned upon customary conditions precedent including, without limitation, the following:

Buyer and Company Conditions:

(i)receipt of any governmental and regulatory approvals necessary to consummate the transaction;

(ii)absence of any pending law, order or injunction prohibiting the consummation of the Acquisition; and

(iii)requisite approval of the Acquisition by the shareholders of the Company.

Buyer Conditions:

(i)no material adverse change (as customarily defined in the Transaction Documents) having occurred between execution of the Transaction Documents and the Closing; and

(ii)prior to the Closing, the Company shall have paid all expenses and fees to be borne by the Company pursuant to the Transaction Documents relating to the proposed transaction.

Company Condition:

(i)receipt by the Company’s Board of Directors of a fairness opinion from Seaport Gordian Energy LLC that the Acquisition is fair, from a financial point of view, to the Company and is not less favorable to the Company’s shareholders than could reasonably be expected to be obtained in an arm’s length transaction with an unaffiliated entity.

If all closing conditions listed above are satisfied and Buyer fails to close, the Company would be entitled to, at its option, (x) terminate and sue for damages or (y) seek specific performance.

Fiduciary Out:

The consummation of the Acquisition would be subject to a fiduciary out, providing that the Company may abandon the Acquisition in the event that the Company’s Board of Directors reasonably determines that consummating the Acquisition would be a violation of its fiduciary duties.

D&O Insurance:

Buyer would, or would cause the surviving corporation of the merger to, provide the Company’s current directors and officers with the same rights of indemnification and advancement of expenses as they are currently entitled to under the Company’s organizational documents.

Buyer would, or would cause the surviving corporation of the merger to, purchase a “tail” policy for directors’ and officers’ insurance covering the six-year period following the Closing, or the best available coverage if the premium required is more than 300% per annum of the Company’s current directors’ and officers’ insurance policies, in each case, unless the Company purchases such a “tail” policy prior to the Closing in consultation with Buyer.

Specific Performance:	Each party would be entitled to specific performance to force a closing and to prevent breaches of the Transaction Documents.

Governing Law:

The Transaction Documents would be governed by Delaware law, except that any provisions of the Transaction Documents that relate to the exercise of a director’s or officer’s fiduciary duties, statutory duties, obligations, or statutory provisions, or which arise under or are required to be governed by the laws of Bermuda, would be governed by Bermuda law.

Exclusive Jurisdiction:

Each party would consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware).